Exhibit 32.1
STATEMENT PURSUANT TO 18 U.S.C. §1350
Pursuant to 18 U.S.C. §1350, the undersigned certifies that this Annual Report on Form 10-K of Pacira BioSciences, Inc. for the year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Pacira BioSciences, Inc.

Date:	February 20, 2020	/s/ DAVID STACK
David Stack Chief Executive Officer and Chairman (Principal Executive Officer)

Date:	February 20, 2020	/s/ CHARLES A. REINHART, III
Charles A. Reinhart, III Chief Financial Officer (Principal Financial Officer)